UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

WESTERN URANIUM & VANADIUM CORP.
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Bay Street, Suite 1400, Toronto, Ontario, Canada	M5H 2S8
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (970) 864-2125

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of market and foreign exchange on which registered
Common Stock	WSTRF	OTCQX
Common Stock	WUC	Canadian Securities Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☑  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 21, 2019, Western Uranium & Vanadium Corp. (the “Company”) held its Annual General and Special Meeting of Shareholders, at which shareholders elected directors, reappointed MNP LLP as auditor for the Company and authorized the Board to fix the auditor’s remuneration for the ensuring year, and approved a special resolution authorizing the creation of a new class of Subordinate Voting Shares (the “New Share Class”). The final voting results for each of these matters were as follows:

1. Election of Directors:

Nominee	Votes For %	Votes For	Votes Withheld	Broker Non-Votes
George E. Glasier	98.98%	8,520,329	87,452	7,823,634
Bryan Murphy	99.68%	8,580,159	27,622	7,823,634
Andrew Wilder	99.68%	8,580,207	27,574	7,823,634

2. Appointment of MNP LLP:

Votes For %	Votes For	Votes Withheld	Broker Non-Votes
99.43%	16,338,222	93,193	0

3. Approval of New Share Class:

Votes For %	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
93.05%	8,009,057	572,962	25,655	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

On June 24, 2019, the Company issued a press release to announce results of the Company’s Annual General and Special Meeting. A copy of the press release is included as Exhibit 99.1

Exhibit No.	Description

99.1	Press release dated June 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2019	WESTERN URANIUM & VANADIUM CORP.

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer

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